UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 21, 2013

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34259	30-0513080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2013, Willbros Group, Inc. (the “Company”), held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 49,630,465 shares of the Company’s common stock were entitled to vote as of April 1, 2013, the record date for the Annual Meeting. There were 45,198,540 shares present, in person or by proxy, at the Annual Meeting (or 91.1% of the outstanding shares), at which the stockholders were asked to vote on three proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal One — Election of Directors

The stockholders voted to elect three Class II Directors to serve for a term of three years expiring at the annual meeting of stockholders in 2016 and until their successors shall be duly elected and qualified. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
John T. McNabb, II	39,814,669	638,670	147,545	4,597,656
Robert L. Sluder	35,754,860	2,955,759	1,890,265	4,597,656
S. Miller Williams	38,502,777	1,949,562	148,545	4,597,656

Proposal Two — Advisory Vote to Approve

Named Executive Officer Compensation

The stockholders voted to approve, on an advisory basis, named executive officer compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
33,028,894	4,554,839	3,017,151	4,597,656

Proposal Three — Ratification of Appointment of Independent

Registered Public Accounting Firm

The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
44,363,209	641,625	193,706	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: May 24, 2013	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer